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                       [KPMG PEAT MARWICK LLP LETTERHEAD]





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97566) of Applied Science and Technology, Inc. of our report dated July 30, 1997, except as to note 16, which is as of September 3, 1997, relating to the consolidated balance sheets of Applied Science and Technology, Inc. and subsidiaries as of June 28, 1997 and June 29, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997 which report is incorporated by reference in the June 28, 1997 annual report on Form 10-K of Applied Science and Technology, Inc.

We consent to the reference to our firm under the heading "Experts" in the Form S-8 of Applied Science and Technology, Inc.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Boston, Massachusetts
November 25, 1997